Exhibit 21.1

LIST OF SUBSIDIARIES OF EQUITY ONE, INC.

Below is a list of the direct and indirect subsidiaries of Equity One, Inc., a Maryland corporation, and the corresponding states of organization:

Name of Entity	State of Organization
5510-5520 Broadway LLC	Delaware
621 Colorado Associates, LLC	Delaware
C&C Delaware, Inc.	Delaware
C&C (U.S.) No. 1, Inc.	Delaware
Daly City Serramonte Center, LLC	Delaware
DIM Vastgoed, N.V.	The Netherlands
Escuela Shopping Center, LLC	Delaware
Equity Asset Investor (Talega) Inc.	Florida
Equity One (Bridgemill) Inc.	Georgia
Equity One (Circle West) LLC	Delaware
Equity One (Compo Acres) LLC	Connecticut
Equity One (Copps Hill) Inc.	Florida
Equity One (Culver) LLC	Delaware
Equity One (Darinor) LLC	Delaware
Equity One (Florida Portfolio) Inc. *	Florida
Equity One (Louisiana Portfolio) LLC *	Florida
Equity One (Metropolitan) LLC	Delaware
Equity One (Northeast Portfolio) Inc. *	Massachusetts
Equity One (Post Road) LLC	Connecticut
Equity One (Ralphs Circle) LLC	Delaware
Equity One (Sheridan Plaza) LLC	Florida
Equity One (Southeast Portfolio) Inc. *	Georgia
Equity One (Summerlin) Inc. *	Florida
Equity One (Sunlake) Inc. *	Florida
Equity One (Vons Circle) LLC	Delaware
Equity One (Westbury Plaza) LLC	Delaware
Equity One (West Coast Portfolio) Inc.	Florida
Equity One (Westport) Inc.	Florida
Equity One (Westport Village Center) LLC	Delaware
Equity One Acquisition Corp. *	Florida
Equity One JV Portfolio LLC (1)	Delaware
Equity One Realty & Management CA, Inc.	Delaware
Equity One Realty & Management FL, Inc. *	Florida
Equity One Realty & Management NE, Inc. *	Massachusetts
Equity One Realty & Management SE, Inc. *	Georgia
EQY-CSC LLC	Delaware
EQY Portfolio Investor (DRA) Inc.	Florida

Name of Entity	State of Organization
EQY Portfolio Investor (Empire) Inc.	Florida
EQY Portfolio Investor (GRI) Inc.	Florida
EQY Talega LLC	Delaware
G.S. Associates Holding Corp.	Delaware
G.S. Associates Joint Venture 326118, a CA general partnership	California
GRI-EQY (Concord) LLC	Delaware
Harvard Collection LLC	Delaware
IRT Capital Corporation II *	Georgia
IRT Management Company *	Georgia
IRT Partners L.P. *	Georgia
Louisiana Holding Corp. *	Florida
Marketplace Center, Inc.	California
Serramonte Center Holding Co., LLC	Delaware
Skylake Protection and Indemnity, Inc.	New York
Sunlake - Equity One LLC	Delaware
Talega Village Center JV, LLC	Delaware
Talega Village Center, LLC	Delaware
Willows Center Concord, Inc.	California
Willows Center Concord, LLC	California
(1) Not wholly-owned.
* Guarantors of Senior Notes